Exhibit 99.1

Investor and Media Contact: Ernest Scheidemann

(239) 498-8318

ernestscheidemann@wcicommunities.com

FOR IMMEDIATE RELEASE

WCI Announces Completion of

Amendment to Revolving Credit Facility and Term Loan

Bonita Springs, FL (January 16, 2008) – WCI Communities, Inc. (NYSE: WCI), a leading builder of traditional and tower residences in highly amenitized lifestyle communities, today announced that the Company has successfully amended its Senior Secured Revolving Credit Agreement (“Revolver”) and Term Loan Agreement (“Term Loan”). These amendments, which extend through June 30, 2009, modify, suspend or waive certain covenants and provide the Company with greater operating and financial flexibility to allow the Company to continue to manage its business during this industry downturn. The Company also reduced the total commitment available under the Revolver and the outstanding amount of the Term Loan, converted a portion of the Revolver to non-revolving status and agreed to increase the pricing on the loans.

Jerry Starkey, President and Chief Executive Officer of the Company, said, “We appreciate the continued support of our senior lenders and believe that these amendments enhance WCI’s financial flexibility to help navigate through this difficult market. The Company remains focused on generating cash flow to reduce debt and strengthen its balance sheet. We continue to aggressively reduce overhead and search for avenues to lower our cost of doing business without sacrificing the high quality of our products and services which WCI’s customers demand and expect.”

About WCI

WCI Communities, Inc., named America’s Best Builder in 2004 by the National Association of Home Builders and Builder Magazine, has been creating amenity-rich, master-planned lifestyle communities since 1946. Florida-based WCI caters to primary, retirement, and second-home buyers in Florida, New York, New Jersey, Connecticut, Maryland and Virginia. The Company offers traditional and tower home choices with prices from the high-$100,000s to more than $10 million and features a wide array of recreational amenities in its communities. In addition to homebuilding, WCI generates revenues from its Prudential Florida WCI Realty Division, and title businesses, and its recreational amenities, as well as through land sales and joint ventures. The Company currently owns and controls developable land on which the Company plans to build over 18,500 traditional and tower homes.

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For more information about WCI and its residential communities visit

www.wcicommunities.com

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Forward-looking statements:

Certain information included herein and in other company reports, Securities and Exchange Commission filings, statements and presentations is forward-looking within the meaning of the Private Securities Litigation Reform Act of 1995, including, but not limited to, statements about the company’s anticipated operating results, financial resources, ability to acquire land, ability to sell homes and properties, ability to deliver homes from backlog, and ability to secure materials and subcontractors. Such forward-looking information involves important risks and uncertainties that could significantly affect actual results and cause them to differ materially from expectations expressed herein and in other company reports, filings, statements and presentations. These risks and uncertainties include WCI’s ability to compete in real estate markets where we conduct business; WCI’s ability to pay principal and interest on its current and future debts; WCI’s ability to amend its bank agreements and obtain waivers as needed from time to time to obtain covenant relief and to avoid bank defaults during the market downturn; WCI’s ability to maintain or increase historical revenues and profit margins; WCI’s ability to collect contract receivables from buyers purchasing homes as investments; the availability and cost of land in desirable areas in its geographic markets and our ability to expand successfully into those areas; WCI’s ability to obtain necessary permits and approvals for the development of its lands; the availability of capital to WCI and our ability to effect growth strategies successfully; availability of labor and materials and material increases in insurance, labor and material costs; increases in interest rates and availability of mortgage financing; the ability of prospective residential buyers to obtain mortgage financing due to tightening credit markets, appraisal problems or other factors; increases in construction and homeowner insurance and availability of insurance, the continuing negative buyer sentiment and erosion of consumer confidence; the negative impact of claims for contract rescission or increasing cancellation rates by contract purchasers; adverse legislation or regulations; adverse legal proceedings; the ability to retain employees; changes in generally accepted accounting principles; natural disasters; adverse weather conditions; and changes in general economic, real estate and business conditions and other factors over which the company has little or no control. If one or more of the assumptions underlying our forward-looking statements proves incorrect, then the company’s actual results, performance or achievements could differ materially from those expressed in, or implied by the forward-looking statements contained in this report. Therefore, we caution you not to place undue reliance on our forward-looking statements. We undertake no obligation to update or revise any forward-looking statements, whether as a result of new information, future events or otherwise. This statement is provided as permitted by the Private Securities Litigation Reform Act of 1995.